UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
August 5, 2014
Steadfast Income REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-54674	27-0351641
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 852-0700
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On August 5, 2014, Steadfast Income REIT, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved certain amendments to the Company’s Second Articles of Amendment and Restatement. The Company filed the Third Articles of Amendment and Restatement with the Maryland State Department of Assessments and Taxation on August 6, 2014 (the “Articles”). A summary of the changes in the Articles is described in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on June 23, 2014 and is also further described in Item 5.07 below.
The material terms of the Articles described herein are qualified in their entirety by the Articles, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, the holders of 43,288,445 shares of the Company’s common stock were present in person or represented by proxy, representing approximately 57.59% of the total number of shares entitled to vote at the meeting. The following are the voting results for each proposal presented to the Company’s stockholders at the Annual Meeting:
Proposal 1: Election of Directors
All of the director nominees were elected to serve until the next annual meeting of the Company’s stockholders and until their successors are elected and qualified. The voting results for each of the individuals nominated for election as directors were as follows:

Name	Votes For	Votes Withheld
Scot B. Barker	42,070,171	1,218,274
Ned W. Brines	42,073,276	1,215,169
Larry H. Dale	42,046,271	1,242,174
Rodney F. Emery	42,080,754	1,207,691
Ella S. Neyland	42,064,870	1,223,575
James A. Shepherdson	42,033,241	1,255,204
Kerry D. Vandell	42,053,625	1,234,820
No broker non-votes were cast in the election of the director nominees.
Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm
The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions
41,634,951	309,569	1,343,925
No broker non-votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

Proposal 3: Approval of the Third Articles of Amendment and Restatement
The following proposals to amend the Company’s Second Articles of Amendment and Restatement (the “Charter”) were approved. The following votes were taken in connection with each proposal:

Proposals	Votes For	Votes Against	Abstentions
Charter Amendment Proposal 1. The removal of language in Section 11.7 (Tender Offers) of the Charter that allows the Company to redeem securities held by any stockholder who makes a Non-Compliant Tender Offer (as defined in the Charter). In connection with this proposal, the Company also proposed to remove the defined term “Tendered Shares” set forth in Article IV (Definitions) of the Charter as that term will no longer be used in the Charter.	39,319,210	1,275,967	2,693,268
Charter Amendment Proposal 2. The amendment of Section 9.2 (Certain Permitted Investments) and Section 9.3 (Investment Limitations) of the Charter to remove language that such provisions apply only until such time as the Company’s common stock is Listed (as defined in the Charter).	39,653,595	841,317	2,793,533
Charter Amendment Proposal 3. In connection with filing the Articles, the Company proposed certain conforming, clarifying and ministerial changes.	40,089,807	728,725	2,469,913

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

3.1	Third Articles of Amendment and Restatement of Steadfast Income REIT, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST INCOME REIT, INC.

Date:	August 6, 2014	By:	/s/ Ella S. Neyland
Ella S. Neyland
President

Exhibit	Description

3.1	Third Articles of Amendment and Restatement of Steadfast Income REIT, Inc.